Exhibit 99.1
                             AURORA GOLD CORPORATION

NEWS RELEASE 06-2006                                              March 13, 2006

                                                                Trading Symbols:
                                                               NASD OTC BB: ARXG
                                                     FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER


                                  NEWS RELEASE
                                  ------------


AURORA GOLD CORPORATION ANNOUNCES RESULTS FROM PRELIMINARY EXPLORATION PROGRAMS AT THE SAO DOMINGOS PROPERTY IN THE TAPAJOS GOLD PROVINCE, STATE OF PARA, BRAZIL.

Balcatta,  WA,  Australia,  -  March 13, 2006 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation ("Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil is pleased to announce results from preliminary exploration programs at the Sao Domingos property in the Tapajos Gold Province, State of Para, Brazil.

- Aurora Gold has conducted preliminary exploration programs on the Sao Domingos property with the following encouraging results: High-grade rock chip sample results from several gold occurrences on the Sao Domingos property area confirm the potential for a large gold and poly metallic mineralized system. The rock chip sample results include the following results:

     -         19.40 g/t     Gold and 1.7% Copper and 24 g/t Silver;
     -         5.50 g/t Gold and 3.0% Copper and 50 g/t     Silver;
     -         2.73g/t Gold and 1.7% Copper and 31 g/t Silver;
     -         2.31 g/t Gold and 0.48% Copper and 27 g/t    Silver;
     -         10.04 g/t Gold and 0.1% Copper;
     -         16.36 g/t Gold and 5g/t Silver;
     -         3.56g/t Gold and 28g/t Silver;
     -         42.56g/t Gold and 20g/t Silver;
     -         16.64g/t Gold and 5g/t Silver;
     -         8.67 g/t Gold;
     -         6.63 g/t Gold;
     -         42.56g/t Gold and 20g/t Silver;
     -         3.57g/t Gold and 28g/t Silver;
     -         106g/t Silver;
     -         78g/t Silver and
     -         45g/t Silver.

These highly encouraging results, demonstrate the potential for a large mineralized system with high grades of Gold, Silver and Copper within a stock-work system, will now be the focus of further detailed investigation and exploration.

Aurora Gold intends to continue to evaluate the potential of the property with a more focused exploration program including a rock chip sampling program, detailed mapping, follow-up soil sampling and airborne geophysics with a view to fast-tracking a drilling program.

Aurora Gold has decided not to follow-up it's preliminary exploration program on the Novo Porto property and has decided not to exercise it's option to acquire the property.

Aurora Gold Corporation is a mineral exploration company focusing on its newly acquired gold exploration property in the Tapajos Gold Province, State of Para, Brazil whose stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, and under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For Further information, please call Klaus Eckhof at
Phone:          (+61) 8 9240-2836
Mobile:         (+61) 411-148-209
30 Ledger Road, Balcatta, WA, 6021 Australia
Website:        www.aurora-gold.com

ON BEHALF OF THE BOARD

"Klaus  Eckhof"

Klaus  Eckhof
President, CEO and Director

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward looking statements made by, or on behalf of, us. Forward looking statements are not guarantees of future performance. All of the forward looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                  ------------------

We disclaim any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.